SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815
(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

 (Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment to a Material Definitive Agreement.

On June 21, 2022, the Registrant and JR-HD Enterprises III, LLC entered into a settlement agreement and release concerning promissory notes issued by the Registrant as follows:

1. July 21, 2020, in the principal amount of $107,500, 8% interest;

2. August 4, 2020, in the principal amount of $215,000, 10% interest;

3. September 3, 2020, in the principal amount of $107,500, 8% interest;

4. November 3, 2020, in the principal amount of $244,852.94, 8% interest; and,

5. December 3, 2020, in the principal amount of $110,000, 8% interest.

Except for the entry into the settlement agreement and release, there was no material relationship between the Registrant and JR-HD Enterprises III, LLC.

As of the date of the settlement agreement and release, there was outstanding $617,353 and interest of $51,016.56. In exchange for the Registrant's issuance of 26,734,800 shares of restricted common stock to its members, JR-HD Enterprises III, LLC agreed to release the Registrant from all liability under the promissory notes.

The Registrant's board of directors approved and authorized entry into the settlement agreement and release on July 4, 2022, whereupon the consideration shares were issued July 6, 2022, and the settlement agreement and release closed.

Item 3.02 Unregistered Sales of Equity Securities.

On July 6, 2022, the Registrant sold 26,734,800 restricted common shares to JR-HD Enterprises III, LLC, and its members. As consideration for the issuance, JR-HD Enterprises III, LLC entered into a settlement agreement and release of claims. The disclosure under Item 1.01 is incorporated herein by reference. In issuing the common shares, the Registrant claimed the exemption from registration under Rule 4(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 18, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

By: /s/ Matthew Wolfson

Matthew Wolfson

Chief Executive Officer

(Principal Executive Officer)